UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2014

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Methodist Hill Drive, Suite 1000, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2014, L. Michael Hone, the Chief Executive Officer and a Director of Lucid, Inc. d/b/a Caliber Imaging & Diagnostics (the "Corporation") entered into a subscription agreement with the Corporation (the "Subscription Agreement") to subscribe for 200,000 shares of Common Stock, par value $0.01 per share, of the Corporation, at a purchase price of $1.00 per share or for consideration of $200,000 in the aggregate. Pursuant to the Subscription Agreement, Mr. Hone may be entitled to additional shares of Common Stock and a warrant in the event of a Qualified Financing (as defined in the Subscription Agreement).

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K with respect to the Subscription Agreement is incorporated by reference into this Item 3.02. The securities under the Subscription Agreement are offered and sold by the Corporation pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Subscription Agreement dated June 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: June 9, 2014	By:	/s/ Richard C. Christopher
Richard C. Christopher
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Subscription Agreement dated June 5, 2014